Exhibit 99.1

Inseego Reports Second Quarter 2017 Financial Results
Consolidated Revenues Increased by 8% Sequentially for the Second Quarter
SaaS, Software and Services Revenues Increased Sequentially by 7% for the Second Quarter
Global Subscribers Grew by 5% Sequentially and 19% Year-Over-Year for the Second Quarter
SAN DIEGO—August 7, 2017—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leading global provider of mobile broadband hardware and software-as-a-service (“SaaS”) solutions for the Internet of Things (“IoT”), announced financial results for the second quarter ended June 30, 2017.
“The second quarter results reflect the initial transitional phase of the restructuring plan announced on June 7th,” Dan Mondor, President and CEO of Inseego Corp., commented. “We have established detailed plans for each underlying initiative which we are implementing in an effort to achieve a minimum annualized cost savings of $15 million, positive free cash flow and deleveraging of our balance sheet. We expect the implementation of our overall restructuring plan, which encompasses both operating expense reductions and gross margin improvements, to be completed in the fourth quarter of 2017. We believe this will yield improving second half results, with full realization reflected in early 2018.”
“Turning to our growth strategy, we have been working diligently and meeting frequently with key customers to reassure them of our long-term commitment to the MiFi business following the previously announced termination of the sale. I’m pleased to report that our continued technology innovation as well as our recent engagements led to a major award of new business for our next generation gigabit LTE hotspot from a Tier 1 North American service provider,” Mondor added. “We have also accelerated our engagements with prospective new MiFi, Ctrack and Inseego North America customers in multiple geographies, which is beginning to bear fruit. We expect to exit 2017 with significantly lower operating expenses, improved gross margins and a growth strategy that is focused on capturing new business that has higher returns and are less capital-intensive. This would give us the flexibility to make targeted investments designed to deliver the highest shareholder return.”
Second Quarter 2017 Financial Highlights
The Company announced the following U.S. GAAP (“GAAP”) financial results for the second quarter of 2017:

•
Total revenue increased by 8% to $59.9 million compared to $55.4 million in the first quarter of 2017. On a year-over-year basis, total revenues decreased by 5% from $62.8 million in the second quarter of 2016.

•
Revenues from the Company’s Ctrack business were essentially unchanged at $15.3 million compared to the first quarter of 2017. On a year-over-year basis, Ctrack’s revenues decreased by 3% from $15.7 million in the second quarter of 2016.

•
Revenue from SaaS, software and services increased by 7% to $14.9 million compared to $14.0 million in the first quarter of 2017. On a year-over-year basis, SaaS, software and services revenue increased by 9% from $13.7 million in the second quarter of 2016. Revenue from SaaS, software and services generated 25% of the Company’s total revenues in the second quarter of 2017, the same percentage as in the first quarter of 2017 and increased from 22% of total revenues in the second quarter of 2016.

•
Revenue from hardware products increased by 9% to $45.0 million in the second quarter of 2017 compared to $41.4 million in the first quarter of 2017. On a year-over-year basis, hardware revenues decreased by 8% from $49.1 million in the second quarter of 2016.

•
Net loss was $12.0 million, or $0.21 per share, in the second quarter of 2017, compared to a net loss of $16.1 million, or $0.28 per share, in the first quarter of 2017 and a net loss of $2.7 million, or $0.05 per share, in the second quarter of 2016.

•	As of June 30, 2017, the Company had cash and cash equivalents of $8.9 million, an increase from $6.4 million at March 31, 2017.

The Company also announced the following non-GAAP financial results for the second quarter of 2017. A reconciliation of these non-GAAP financial measures to the Company’s GAAP financial results is included in the tables accompanying this news release:

•
Non-GAAP gross margin was 32.1% in the second quarter of 2017, compared to 31.8% in the first quarter of 2017 and 37.9% in the second quarter of 2016. Non-GAAP gross margins for our SaaS, software and services, hardware and Ctrack revenues were as follows:

	Q2-2017	Q1-2017	Q2-2016
SaaS, software and services	75.9%	67.7%	74.2%
Hardware	17.5%	19.7%	27.8%
Ctrack	68.7%	65.0%	67.1%

•
Non-GAAP operating expenses decreased by 12% to $20.2 million in the second quarter of 2017, compared to $22.9 million in the first quarter of 2017 and decreased by 17% from $24.3 million in the second quarter of 2016.

•
Adjusted EBITDA increased to $1.1 million in the second quarter of 2017, compared to negative $3.2 million in the first quarter of 2017. On a year-over-year basis, adjusted EBITDA decreased by 31% from $1.7 million in the second quarter of 2016. Adjusted EBITDA contributed by Ctrack was $2.3 million in the second quarter of 2017, the same as in the first quarter of 2017 and a slight decrease from $2.4 million in the second quarter of 2016.

•
Non-GAAP net loss for the second quarter of 2017 was $4.7 million, or $0.08 per share, compared to a net loss of $8.1 million, or $0.14 per share, for the first quarter of 2017 and a net loss of $3.4 million, or $0.06 per share, for the second quarter of 2016.

•
Total consolidated subscribers increased by 5% from the end of the first quarter to the end of the second quarter of 2017 and on a year-over-year basis increased by 19%, with growth in both Ctrack and Inseego North America subscribers:

	Q2-2017	Q1-2017	Q2-2016
Ctrack Fleet Subscribers	198,000	189,000	174,000
Ctrack Non-Fleet Subscribers	254,000	239,000	215,000
Inseego North America Subscribers (formerly FW)	212,000	205,000	168,000
Total Consolidated Subscribers	664,000	633,000	557,000
Third Quarter Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”). Our guidance for the third quarter of 2017 reflects current business indicators and expectations as of the date of this news release, including current exchange rates for foreign currencies.
On June 7, 2017, the Company announced the appointment of a new Chief Executive Officer and its strategic initiative to further reduce its ongoing expenses, including operating expenses. The Company anticipates that a majority of these cost savings will begin to be realized by the end of the fourth quarter of 2017.

Inseego Consolidated	Third Quarter 2017 Outlook
Revenue	$57.0 million - $63.0 million
Adjusted EBITDA	$1.4 million - $2.4 million

Ctrack
Revenue	$15.3 million - $15.7 million
Non-GAAP Gross Margin	65% - 70%
Adjusted EBITDA	$2.3 million - $2.7 million
The Company’s June 7, 2017 announcement also included guidance for certain run-rate adjusted EBITDA levels by the end of 2017 and an expectation that the Company would be positive free cash flow in the fourth quarter of 2017. Management continues to execute on these cost saving initiatives, but due to the timing of supply chain initiatives, staggered cost reductions, and a non-recurring inventory liquidation, full realization of this guidance will likely shift into early 2018.
Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

•	In the United States, call 1-844-881-0135

•	International parties can access the call at 1-412-317-6727
Inseego will offer a live audio webcast of the conference call, which will be accessible from the “Investors” section of the Company’s website at investor.inseego.com. The webcast will be archived for a period of 90 days. An audio replay of the conference call will also be available beginning one hour after the call, through August 21, 2017. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10111131#. International parties may call 1-412-317-0088 and enter the same code.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of MiFi®-branded intelligent wireless solutions for the worldwide mobile communications market and software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services through Inseego North America (formerly Feeney Wireless). The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the third quarter ending September 30, 2017 and our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company's expectations include (1) the future demand for wireless broadband access to data and fleet management software and services; (2) the growth of wireless wide-area networking and fleet management software and services; (3) customer and end-user acceptance of the Company's current product and service offerings and market demand for the Company's anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) unexpected liabilities or expenses; (7) the Company's ability to introduce new products and services in a timely manner; (8) litigation, regulatory and IP developments related to our products or components of our products; (9) dependence on a small number of customers for a significant portion of the Company's revenues; and (10) the Company's plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company's forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures
Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, net of recoveries, share-based compensation expense, amortization of discount and issuance costs related to the Company's convertible senior notes and the term loan, an impairment charge related to certain product lines the Company abandoned, net of recoveries from a related legal settlement, and charges related to the Company's acquisition and divestiture activities, net of related costs recovered. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes and the term loan), charges related to the termination of our revolving credit facility and net foreign currency transaction gains and losses.
Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for gross profit, gross margin, operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company's stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's view, related to the Company's ongoing operating performance. Management uses this view of the Company's operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.
(C) 2017 Inseego Corp. All rights reserved. The Inseego, Ctrack, Inseego North America, FW, Novatel Wireless and Enfora names and logos are trademarks of Inseego Corp.

###

Inseego Corp.
Tom Allen, (858) 812-8009
tom.allen@inseego.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenues:
Hardware	$44,985	$49,145	$86,411	$103,306
SaaS, software and services	14,928	13,666	28,891	26,449
Total net revenues	59,913	62,811	115,302	129,755
Cost of net revenues:
Hardware	37,328	35,758	70,820	76,627
SaaS, software and services	3,949	3,815	9,660	8,707
Impairment of abandoned product line, net of recoveries	1,407	—	1,407	—
Total cost of net revenues	42,684	39,573	81,887	85,334
Gross profit	17,229	23,238	33,415	44,421
Operating costs and expenses:
Research and development	5,400	8,281	11,689	16,306
Sales and marketing	7,002	8,356	14,159	16,109
General and administrative	8,094	9,994	20,131	20,193
Amortization of purchased intangible assets	905	976	1,809	1,904
Restructuring charges, net of recoveries	1,443	269	2,252	891
Total operating costs and expenses	22,844	27,876	50,040	55,403
Operating loss	(5,615)	(4,638)	(16,625)	(10,982)
Other income (expense):
Interest expense, net	(4,881)	(3,907)	(9,037)	(7,835)
Other income (expense), net	(985)	5,842	(1,628)	4,546
Loss before income taxes	(11,481)	(2,703)	(27,290)	(14,271)
Income tax provision (benefit)	556	(10)	861	321
Net loss	(12,037)	(2,693)	(28,151)	(14,592)
Less: Net loss (income) attributable to noncontrolling interests	13	(8)	27	(13)
Net loss attributable to Inseego Corp.	$(12,024)	$(2,701)	$(28,124)	$(14,605)
Per share data:
Net loss per share:
Basic and diluted	$(0.21)	$(0.05)	$(0.49)	$(0.27)
Weighted-average shares used in computation of net loss per share:
Basic and diluted	57,970,033	53,622,554	57,726,475	53,436,611

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,855	$9,894
Restricted cash	2,511	—
Accounts receivable, net	26,886	22,203
Inventories	24,041	31,142
Prepaid expenses and other	8,811	5,208
Total current assets	71,104	68,447
Property, plant and equipment, net	7,957	8,392
Rental assets, net	6,927	7,003
Intangible assets, net	39,593	40,283
Goodwill	35,853	34,428
Other assets	71	163
Total assets	$161,505	$158,716
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$38,237	$31,242
Accrued expenses and other current liabilities	30,638	27,897
Term loan, net	17,935	—
DigiCore bank facilities	3,203	3,238
Total current liabilities	90,013	62,377
Long-term liabilities:
Convertible senior notes, net	92,031	90,908
Deferred tax liabilities, net	4,620	4,439
Other long-term liabilities	9,943	18,719
Total liabilities	196,607	176,443
Stockholders’ deficit:
Common stock	56	54
Additional paid-in capital	515,099	507,616
Accumulated other comprehensive income (loss)	1,863	(1,409)
Accumulated deficit	(552,148)	(524,024)
Total stockholders’ deficit attributable to Inseego Corp.	(35,130)	(17,763)
Noncontrolling interests	28	36
Total stockholders’ deficit	(35,102)	(17,727)
Total liabilities and stockholders’ deficit	$161,505	$158,716

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(12,037)	$(2,693)	$(28,151)	$(14,592)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,583	3,635	7,662	7,233
Amortization of acquisition-related inventory step-up	—	—	—	1,829
Provision for bad debts, net of recoveries	631	245	732	134
Loss on impairment of abandoned product line, net of recoveries	1,407	—	1,407	—
Provision for excess and obsolete inventory	201	242	172	1,553
Share-based compensation expense	888	1,256	1,979	2,322
Amortization of debt discount and debt issuance costs	2,734	2,111	5,082	4,223
Loss on disposal of assets, net of gain on divestiture and sale of other assets	41	(6,939)	171	(6,888)
Deferred income taxes	(36)	(296)	(15)	(208)
Unrealized foreign currency transaction loss, net	20	900	57	2,071
Other	203	501	494	895
Changes in assets and liabilities, net of effects from divestiture:
Restricted cash	(2,511)	—	(2,511)	—
Accounts receivable	3,403	4,080	(4,972)	4,458
Inventories	2,447	8,743	2,844	12,392
Prepaid expenses and other assets	1,615	449	(2,205)	(473)
Accounts payable	(7,125)	(7,153)	7,194	(17,216)
Accrued expenses, income taxes, and other	(7,738)	489	(5,391)	1,499
Net cash provided by (used in) operating activities	(12,274)	5,570	(15,451)	(768)
Cash flows from investing activities:
Installment payments related to past acquisitions	—	(1,875)	—	(1,875)
Purchases of property, plant and equipment	(527)	(45)	(1,444)	(493)
Proceeds from the sale of property, plant and equipment	124	30	182	145
Proceeds from the sale of divested assets	—	9,250	—	9,250
Purchases of intangible assets and additions to capitalized software development costs	(645)	(662)	(1,500)	(1,318)
Proceeds from the sale of short-term investments	—	1,210	—	1,210
Net cash provided by (used in) investing activities	(1,048)	7,908	(2,762)	6,919
Cash flows from financing activities:
Proceeds from term loan	18,000	—	18,000	—
Payment of issuance costs related to term loan	(424)	—	(424)	—
Net borrowings from DigiCore bank and overdraft facilities	665	201	581	45
Net repayments of revolving credit facility	(2,750)	(3,400)	—	—
Principal payments under capital lease obligations	(221)	(177)	(462)	(450)
Principal payments on mortgage bond	(72)	(58)	(142)	(112)
Taxes paid on vested restricted stock units, net of proceeds from stock option exercises and employee stock purchase plan	54	338	(731)	329
Net cash provided by (used in) financing activities	15,252	(3,096)	16,822	(188)
Effect of exchange rates on cash and cash equivalents	540	(102)	352	8
Net increase (decrease) in cash and cash equivalents	2,470	10,280	(1,039)	5,971
Cash and cash equivalents, beginning of period	6,385	8,261	9,894	12,570
Cash and cash equivalents, end of period	$8,855	$18,541	$8,855	$18,541

INSEEGO CORP.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(12,037)	$(0.21)	$(28,151)	$(0.49)
Adjustments:
Share-based compensation expense(a)	888	0.02	1,979	0.03
Purchased intangibles amortization(b)	1,439	0.02	2,880	0.05
Acquisition- and divestiture-related charges, net(c)	(560)	(0.01)	1,763	0.03
Debt discount and issuance costs amortization	2,734	0.05	5,082	0.09
Restructuring charges, net of recoveries	1,443	0.02	2,252	0.04
Impairment of abandoned product line, net of recoveries(d)	1,407	0.03	1,407	0.03
Non-GAAP net loss	$(4,686)	$(0.08)	$(12,788)	$(0.22)

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

(d)
Includes the additional write down of the value of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries from a related legal settlement.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended June 30, 2017
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Impairment of abandoned product line, net of recoveries (c)	Acquisition- and divestiture-related charges, net (d)	Non-GAAP
Cost of net revenues	$42,684	$41	$534	$—	$1,407	$—	$40,702
Operating costs and expenses:
Research and development	5,400	117	—	—	—	—	5,283
Sales and marketing	7,002	87	—	—	—	—	6,915
General and administrative	8,094	643	—	—	—	(560)	8,011
Amortization of purchased intangible assets	905	—	905	—	—	—	—
Restructuring charges, net of recoveries	1,443	—	—	1,443	—	—	—
Total operating costs and expenses	$22,844	847	905	1,443	—	(560)	$20,209
Total		$888	$1,439	$1,443	$1,407	$(560)

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)
Includes the additional write down of the value of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries from a related legal settlement.

(d)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Six Months Ended June 30, 2017
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Impairment of abandoned product line, net of recoveries (c)	Acquisition- and divestiture-related charges, net (d)	Non-GAAP
Cost of net revenues	$81,887	$95	$1,071	$—	$1,407	$822	$78,492
Operating costs and expenses:
Research and development	11,689	316	—	—	—	—	11,373
Sales and marketing	14,159	216	—	—	—	—	13,943
General and administrative	20,131	1,352	—	—	—	986	17,793
Amortization of purchased intangible assets	1,809	—	1,809	—	—	—	—
Restructuring charges, net of recoveries	2,252	—	—	2,252	—	—	—
Total operating costs and expenses	$50,040	1,884	1,809	2,252	—	986	$43,109
Total		$1,979	$2,880	$2,252	$1,407	$1,808

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)
Includes the additional write down of the value of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries from a related legal settlement.

(d)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Loss before income taxes	$(11,481)	$(27,290)
Depreciation and amortization(a)	3,583	7,662
Share-based compensation expense(b)	888	1,979
Restructuring charges, net of recoveries	1,443	2,252
Impairment of abandoned product line, net of recoveries(c)	1,407	1,407
Acquisition- and divestiture-related charges, net(d)	(560)	1,305
Interest expense, net(e)	4,881	9,037
Other expense, net(f)	985	1,628
Adjusted EBITDA	$1,146	$(2,020)

(a)	Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.

(b)	Includes share-based compensation expense recorded under ASC Topic 718.

(c)
Includes the additional write down of the value of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries from a related legal settlement.

(d)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

(e)	Includes the amortization of debt discount and issuance costs related to the convertible senior notes and term loan.

(f)	Includes charges related to the termination of our revolving credit facility and net foreign currency transaction losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.